EXHIBIT 23
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                              ACCOUNTANT'S CONSENT

         We consent to the incorporation by reference in the Registration Statements on Form S-8, File Nos. 333-88125 and 333-12897, of our report dated February 19, 2002 contained in the 2001 Annual Report to Shareholders of Logansport Financial Corporation, which is incorporated by reference in this Form 10-K.

GRANT THORNTON LLP

/s/GRANT THORNTON LLP

Cincinnati, Ohio
April 1, 2002